Exhibit 99.1

Molecular Insight Pharmaceuticals Receives NASDAQ Notification Letter

Cambridge, MA, June 25, 2010 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI), a biopharmaceutical company discovering and developing targeted therapeutic and imaging radiopharmaceuticals for use in oncology, announced today the Company received a letter from The NASDAQ Stock Market on June 24, 2010, notifying the Company that for the 30 consecutive business days preceding the date of the letter, the Company’s listed securities did not meet the minimum $50 million Market Value of Listed Securities requirement for continued listing on the NASDAQ Global Market pursuant to Listing Rule 5450(b)(2)(A). This notification does not impact the listing of Molecular Insight’s common stock at this time. In accordance with NASDAQ Marketplace Rules, Molecular Insight has a grace period of 180 calendar days to regain compliance. NASDAQ will deem the Company to have regained compliance with such requirement if the Company’s market value of listed securities (“MVLS”) closes at $50 million or more for at least ten consecutive business days prior to December 21, 2010. The Company’s common stock will continue to trade on the NASDAQ Global Market under the symbol “MIPI” during this period.

Molecular Insight intends to actively monitor its MVLS between now and December 21, 2010, and will consider available options to resolve the deficiency and regain compliance with the MVLS Rule. In the event that the Company is unable to regain compliance with the MVLS Rule prior to December 21, 2010, the Company plans to apply to transfer its common stock to the NASDAQ Capital Market provided that it satisfies the requirement for continued listing on that market. There can be no assurance that the Company will be able to reestablish or maintain compliance with listing criteria on either NASDAQ market.

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. Molecular Insight has five clinical-stage candidates in development. For further information on Molecular Insight Pharmaceuticals, please visit www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the impact of the NASDAQ letter on the listing and trading of our stock, plans to regain compliance with continued listing on the NASDAQ Global Market, and potential transfer to the NASDAQ Capital Market. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties or delays in regaining compliance with continued listing requirements to be listed on the NASDAQ Global Market or the NASDAQ Capital Market and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov/. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com/. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Contact:

Investors

Charles H. Abdalian, Jr.

Senior Vice President of Finance

Chief Financial Officer

(617) 871-6618

cabdalian@molecularinsight.com

Media

Martin A. Reynolds Manager Corporate Communications (617) 871-6734 mreynolds@molecularinsight.com	Susan Pietropaolo BCC Partners (201) 923-2049 spietropaolo@bccpartners.com